UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2014 (April 8, 2014)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 8, 2014, the company issued a Prepayment Notice to LG Capital Funding, LLC. that stated:

Reference is made to the Note in the principal amount of $52,000 issued on October 16, 2013 by Minerco Resources, Inc.  (“Borrower”) to LG Capital Funding, LLC (“Lender”).  This letter shall serve as notice under Section 1.9 of the Note that (i) the Borrower is exercising its right to prepay the Note; (ii) the date of the prepayment shall be April 11, 2014; and (iii) upon payment of the Optional Prepayment Amount the Note shall be paid in full and Borrower shall have no remaining obligations thereunder. This letter shall serve as written notice of the prepayment of the Note as delivered to you in accordance with Section 4.2 of the Note.

We acknowledge and agree that on or before April 11, 2014, the Optional Prepayment Date, we will make payment to your order of an amount equal to equal to one hundred fifty percent (150%), multiplied by the sum of: (w) the outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) of the Note.  All capitalized terms have the meaning set forth in the Note.

The foregoing description of the Prepayment Notice is qualified in its entirety by reference to the full text of the Prepayment Notice, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

All terms and descriptions have the meaning set forth in the Convertible Promissory Note, dated October 16, 2013, and are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Notice of Prepayment of Note				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 4/9/2014	MINERCO RESOURCES, INC.

	By:	/s/ John F. Powers